Exhibit 10(a)

Consent of Independent Registered Public Accounting Firm

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our reports: (1) dated March 28, 2008, with respect to the statutory-basis financial statements and schedules of Transamerica Financial Life insurance Company, and (2) dated March 21, 2008, with respect to the financial statements of the subaccounts of Separate Account VA BNY, which are available for investment by contract owners of Transamerica Landmark NY Variable Annuity, included in Post-Effective Amendment No. 26 to the Registration Statement (Form N-4 No. 33-83560) under the Securities Act of 1933 and related Prospectus of Transamerica Landmark NY Variable Annuity.

/s/ Ernst & Young LLP

Des Moines, Iowa

April 24, 2008